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                                                                    EXHIBIT 23.5



                              ACCOUNTANTS' CONSENT



The Board of Directors
First American Corporation:



We consent to the use of our report included herein and to the reference to our firm under the heading of "Certain Federal Income Tax Consequences in the in the Proxy Statement - Prospectus.




Nashville, Tennessee
August 26, 1998